Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-effective Amendment No.1 to the Registration Statement (Form S-8, No. 333-218913) of Canadian Imperial Bank of Commerce (“CIBC”) of our reports of independent registered public accounting firm dated December 2, 2020, with respect to the consolidated balance sheets of CIBC as at October 31, 2020 and October 31, 2019 and the consolidated statements of income, comprehensive income, changes in equity and cash flows for each of the years in the three-year period ended October 31, 2020 and CIBC’s effectiveness of internal control over financial reporting as of October 31, 2020, included in Exhibit B.3(b) incorporated by reference in CIBC’s Annual Report on Form 40-F for the year ended October 31, 2020.

We also consent to the reference to us under the heading “Experts”, which appears in the Annual Information Form included in Exhibit B.3(a) incorporated by reference in CIBC’s Annual Report on Form 40-F for the year ended October 31, 2020, which is incorporated by reference in Post-effective Amendment No.1 to the Registration Statement (Form S-8, No. 333-218913) of CIBC.

/s/ Ernst & Young LLP
Chartered Professional Accountants Licensed Public Accountants Toronto, Canada January 25, 2021